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                                  EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Office Depot, Inc. on Form S-8 of our report dated February 25, 1997 (March 10, 1997 as to Note B) appearing in the Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 28, 1996.







/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Certified Public Accountants
Fort Lauderdale, Florida

April 1, 1997